Exhibit 99.1

XELR8 HOLDINGS INC. RETAINS DME CAPITAL LLC TO IMPLEMENT GLOBAL INVESTOR RELATIONS PROGRAM

February 19, 2009 – XELR8 Holdings, Inc. (NYSE-Alternext: BZI) announced today that it has retained DME Capital LLC, a New York based Investor Relations firm to expand the Company’s strategic investor relations program.

John Pougnet, XELR8’s CEO stated “Over the past couple of years, both sales of our Bazi product, and our distribution network continue to grow, all of which makes this the right time to send our message to the investment community. After careful consideration, DME Capital, with their established relationships among institutional investors, combined with their extensive databases and proactive IR program is the perfect partner for XELR8.”

DME operations include DME Securities LLC and DME Capital LLC.

DME Capital LLC is a full service investor relations firm, representing growth oriented companies to the investment community. Investor Relations services include financial community and media relations, editorial services and interactive communications, as well as administrative, consulting and advisory services. DME Capital ensures money, fund, and portfolio managers, financial analysts, brokers and individual investors receive a constant flow of information and updates. To learn more about DME Capital go to www.dmecapital.com.

DME Securities is a Member Firm of the NYSE, FINRA and a licensed broker-dealer.

About XELR8 Holdings, Inc.

XELR8 Holdings, Inc. is a provider of nutritional foods and beverages designed to help enhance physical health and overall performance. XELR8 has developed a comprehensive line of nutritional supplements and functional foods designed in systems that are easy to take, simple to understand, and conveniently fit within a lifestyle. XELR8’s primary product is Bazi™, a powerful, concentrated, antioxidant (Vitamins A, C & E) nutritional drink packed with eight different super fruits and berries, including the Chinese jujube, the South American Açai Berry, Blueberries and Raspberries plus 12 vitamins and 68 minerals, providing all the daily vitamins and minerals you need in a single, convenient, great tasting one-ounce shot.

XELR8's commitment to quality, science and research has earned the Company a loyal following of over 350 world-class athletes and an elite list of endorsers, such as 3-time World Series Champion Curt Schilling, five-time Cy Young Award Winner Randy Johnson; Super Bowl Champions Mike Alstott, Lawyer Milloy and former Head Coach Mike Shanahan; professional football superstars Brian Griese and Marco Rivera; Olympians Briana Scurry and Caroline Lalive; Stanley Cup Winner Blake Sloan; and PGA Tour Professional Tom Pernice, Jr. Additionally, XELR8 has collaboration agreements with both the renown Steadman Hawkins Clinic and the Greenville Hospital System of South Carolina. XELR8 products are only available through independent distributors located throughout the nation. For more information about XELR8, please visit www.xelr8.com or www.drinkbazi.com.

Safe Harbor

Except for the historical information contained herein, the matters set forth in this press release, including the description of the company and its products offerings, are forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act  of 1995.  These forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the historical volatility and low trading volume of our stock, the risk and uncertainties inherent in the early stages of growth companies, the company’s need to raise substantial additional capital to proceed with its business, risks associated with competitors, and other risks detailed from time to time in the company’s most recent filings with the Securities and Exchange Commission.  These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.

Contact:
David Elias
Investor Relations
516-967-0205